As filed with the Securities and Exchange Commission on October 25, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sprague Resources LP

(Exact name of registrant as specified in its charter)

Delaware	45-2637964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two International Drive

Suite 200

Portsmouth, NH 03801

(800) 225-1560

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sprague Resources LP 2013 Long Term Incentive Plan

(Full title of the plan)

Paul A. Scoff

Two International Drive

Suite 200

Portsmouth, NH 03801

(800) 225-1560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Catherine S. Gallagher

Adorys Velazquez

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

(212) 237-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Sprague Resources LP 2013 Long Term Incentive Plan	Common units representing limited partner interests	2,400,000 units	$18.00	$43,200,000	$5,565

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units representing limited partner interests (“Common Units”) as may become issuable pursuant to the adjustment provisions of the Sprague Resources LP 2013 Long Term Incentive Plan (the “Plan”). The number of Common Units registered on this Form S-8 was calculated using the total number of Common Units that will be reserved for issuance over the entire term of the Plan pursuant to its current terms. The Plan will initially limit the number of Common Units that may be delivered pursuant to vested awards to 800,000 Common Units. On January 1 of each calendar year occurring after the second anniversary of the effective date and prior to the expiration of the Plan, the total number of Common Units reserved and available for issuance under the Plan will increase by 200,000 Common Units.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The price for the units being registered hereby is based on a price of $18 per unit, which is the offering price per unit of Common Units of Sprague Resources LP, in connection with the initial public offering of Sprague Resources LP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Sprague Resources LP (the “Registrant”) will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on October 25, 2013 relating to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on July 27, 2011;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c)	The description of the Registrant’s Common Units included under the caption “Description of the Common Units” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-175826), which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on October 15, 2013, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Pursuant to the Registrant’s partnership agreement, the Registrant will generally indemnify officers, directors, and affiliates of the general partner, as well as the general partner itself, to the fullest extent permitted by the law against all losses, claims, damages or similar events. The officers and directors of the Registrant’s general partner will be insured against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

Any indemnification under these provisions will only be out of the Registrant’s assets. Unless it otherwise agrees, the Registrant’s general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable the Registrant to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Registrant’s partnership agreement.

The Plan provides that the committee that administers the plan and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, its general partner, any of its subsidiaries, the Registrant’s or its general partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the committee and any officer or employee of the general partner, the Registrant, or any of its subsidiaries acting at the direction or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant’s general partner with respect to any such action or determination.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Sprague Energy Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on July 27, 2011).

4.2	Certificate of Amendment to Certificate of Limited Partnership of Sprague Energy Partners LP (Changing Name to Sprague Resources LP) (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on July 27, 2011).

4.3	Form of First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP (included as Appendix A to the Prospectus) (incorporated by reference to Appendix A to the Registrant’s Form S-1 Registration Statement (File No. 333-175826)).

4.4*	Sprague Resources LP 2013 Long Term Incentive Plan

4.5	Form of Restricted Unit Award Agreement (incorporated by reference to Exhibit 10.9 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on September 24, 2013).

4.6	Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on September 24, 2013).

4.7	Form of Unit Award Letter (incorporated by reference to Exhibit 10.10 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on September 24, 2013).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire on October 25, 2013.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its general partner

By:	/s/ David C. Glendon
Name:	David C. Glendon
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Scoff and Carrie M. Kane, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 25, 2013.

Signature	Title

/s/ David C. Glendon	President, Chief Executive Officer and Director
David C. Glendon	(Principal Executive Officer)

/s/ Gary A. Rinaldi	Senior Vice President, Chief Operating Officer,
Gary A. Rinaldi	Chief Financial Officer and Director
(Principal Financial Officer)

/s/ John W. Moore	Vice President, Chief Accounting Officer and Controller
John W. Moore	(Principal Accounting Officer and Controller)

/s/ Michael Milligan	Chairman of the Board of Directors
Michael D. Milligan

/s/ Ben J. Hennelly	Director
Ben J. Hennelly

/s/ Robert B. Evans	Director
Robert B. Evans

/s/ C. Gregory Harper	Director
C. Gregory Harper

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Sprague Energy Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on July 27, 2011).

4.2	Certificate of Amendment to Certificate of Limited Partnership of Sprague Energy Partners LP (Changing Name to Sprague Resources LP) (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on July 27, 2011).

4.3	Form of First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP (included as Appendix A to the Prospectus) (incorporated by reference to Appendix A to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on December 22, 2011).

4.4*	Sprague Resources LP 2013 Long Term Incentive Plan

4.5	Form of Restricted Unit Award Agreement (incorporated by reference to Exhibit 10.9 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on September 24, 2013).

4.6	Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on September 24, 2013).

4.7	Form of Unit Award Letter (incorporated by reference to Exhibit 10.10 to the Registrant’s Form S-1 Registration Statement (File No. 333-175826), filed on September 24, 2013).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.